Exhibit 99.1

GLOBAL HEALTH VENTURES INC.

(the “Company”)

NOTICE OF CHANGE OF AUDITOR OF A REPORTING ISSUER

GIVEN PURSUANT TO NATIONAL INSTRUMENT 51-102

TO:

British Columbia Securities Commission

Securities and Exchange Commission

NOTICE IS HEREBY GIVEN that the Company has dismissed Manning Elliott LLP, Chartered Accountants, of Vancouver, British Columbia, as auditor of the Company effective May 14, 2009, and UHY LDMB Advisors Inc., Chartered Accountants, of Surrey, British Columbia, were appointed as auditor for the Company in their place, to hold office for the ensuing year, effective May 14, 2009.

There have been no reservations in the auditors’ reports for the two most recently completed fiscal year ended May 31, 2007 and May 31, 2008 and the subsequent interim period through the date of dismissal nor have there been any reportable events, an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change auditors and the appointment of UHY LDMB Advisors Inc., to the position of auditor was approved by the audit committee and the board of directors of the Company.

The Reporting Package, consisting of a copy of this Notice and copies of the letters from the former Auditor and the successor Auditor indicating their agreement with the information contained in this Notice, has been reviewed by the Directors of the Company and the Audit Committee.

DATED at Vancouver, British Columbia, this 14th day of May, 2009.

By Order of the Board of Directors of GLOBAL HEALTH VENTURES INC.

“Dr. Hassan Salari” DR. HASSAN SALARI, President and Chief Executive Officer